UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 1, 2013

XUMANII, INC.
 (Exact name of registrant as specified in its charter)

NEVADA	333-169280	90-09582397
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9550 South Eastern Ave. Suite 253-A86
Las Vegas, NV  89123

(Address of principal executive offices)(Zip Code)

800-416-5934

(Registrant's Telephone Number, Including Area Code)

Item 8.01 Other events

As of October 1, 2013 Alex Frigon resigned as President and Jean-Francois Jauvin as secretary. Those positions were assumed by Adam Radly, who is also Treasurer and Director.

There are no transactions between any of the above and the Company that are reportable under Item 404(a) of Regulation S-K. There are no family relationships among our directors or executive officers.

As of October 18 the company applied for a dba under the name Imerjn. The company’s website is www.Imerjn.com.

* Pursuant to Item 601(b)(2) of Regulation S-K, certain of the exhibits and schedules may have been omitted. If so, such exhibits and schedules will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Xumanii International Holdings Corp, Inc.

Date: October 24, 2013	By:	/s/ Adam Radly
Adam Radly
Chairman & Chief Executive Officer